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                                                                     EXHIBIT 21

                         HERBALIFE INTERNATIONAL, INC.

                           SUBSIDIARIES OF REGISTRANT


Registrant has thirty-seven active wholly-owned subsidiaries which are:


   1.   Herbalife International of America, Inc., a California corporation.

   2.   Herbalife of Canada, Ltd., a Canadian corporation formed in July, 1982.

   3.   Herbalife Australasia Pty., Ltd., an Australian corporation formed in November, 1982.

   4.   Herbalife (U.K.) Limited, a United Kingdom corporation formed in March, 1983.

   5.   Herbalife International of Hong Kong Limited, a Hong Kong Corporation formed in September, 1983.

   6.   Herbalife International de Espana, S.A., a Spanish Corporation formed in June, 1988.

   7.   Herbalife (N.Z.) Limited, A New Zealand corporation formed in November, 1988.

   8.   Herbalife Internacional de Mexico, S.A. de C.V., a Mexican corporation formed in May, 1989.

   9.   Herbalife International France, S.A., a French corporation formed in May, 1990.

  10.   Herbalife International Deutschland GmbH, a German corporation formed in November, 1990.

  11.   Herbalife International of Israel (1990) Ltd., an Israeli  corporation formed in January, 1991.

  12.   Herbalife Products de Mexico, S.A. de C.V., a Mexican corporation formed in June, 1992.

  13.   Herbalife Italia S.p.A., an Italian corporation formed in July, 1992.

  14.   Herbalife International, S.A., a Portuguese corporation formed in August, 1992.

  15.   Herbalife International of Japan, K.K., a Japanese corporation formed in December, 1992.

  16.   Herbalife International FSC, Inc., a U.S. Virgin Islands corporation formed in December, 1992.

  17.   Herbalife International Netherlands, B.V., a Netherlands corporation formed in March, 1993.

  18.   Herbalife International Belgium, S.A./N.V., a Belgian corporation formed in September, 1993.

  19.   Herbalife Dominicana, S.A., a Dominican Republic corporation formed in September, 1993.

  20.   Vida Herbal Suplementos Alimenticios, C.A., a Venezuelan corporation formed in September, 1993.

  21.   Herbalife Polska Sp.zo.o, a Polish corporation formed in October, 1993.

  22.   Herbalife International Argentina, S.A., an Argentinean corporation formed in December, 1993.

  23.   Herbalife Denmark ApS, a Danish corporation formed in December, 1993.

  24.   Promotions One, Inc., a California corporation formed in December, 1993.

  25.   Herbalife International of Europe, Inc., a California corporation formed in January, 1994.

  26.   Herbalife International of South America, a California corporation formed in February, 1994.

  27.   Herbalife International Distribution, Inc., a California corporation formed in March, 1994.

  28.   Herbalife International Holdings, Inc., a Filipino corporation formed in July, 1994.


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

  29.   Herbalife International Philippines, Inc., a Filipino corporation formed in July, 1994.

  30.   Herbalife Sweden Aktiebolag, a Swedish corporation formed in October, 1994.

  31.   Herbalife International Do Brasil Ltda. , a Brazilian corporation formed in October, 1994.

  32.   Herbalife International Communications, Inc., formed in November 1994.

  33.   Herbalife International Finland OY c/o Hanes, a Finnish corporation formed in June, 1995.

  34.   Herbalife International Russia 1995 Ltd., a Israeli corporation formed in June, 1995.

  35.   Herbalife South Africa, Ltd., a South African corporation formed in June, 1995.

  36.   Herbalife Taiwan, Inc., a Taiwanese corporation formed in June, 1995.

  37.   Herbalife Norway Products A/S, a Norwegian corporation formed in August, 1995.